UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported ) October 25, 2010
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 2.02 Results of Operations and Financial Condition.
On October 25, 2010, Developers Diversified Realty Corporation (the “Company”) issued a News Release containing financial results of the Company (the “News Release”) and a quarterly financial supplement containing financial and property information of the Company (“Quarterly Financial Supplement”) for the three- and nine-month periods ended September 30, 2010. Among other things, the News Release reports a net loss of $0.10 and $0.65 per diluted share for the three- and nine-month periods ended September 30, 2010, respectively, as compared to net loss of $0.90 and $2.11 per diluted share for the three- and six-month periods ended September 30, 2009, respectively. A copy of the News Release is attached hereto as Exhibit 99.1 and a copy of the Quarterly Financial Supplement is attached hereto as Exhibit 99.2 and are each incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
No.	Description
99.1	News release dated as of October 25, 2010.

99.2	Quarterly financial supplement dated as of September 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation (Registrant)

Date October 25, 2010	/s/ Christa A. Vesy Christa A. Vesy
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	News release dated as of October 25, 2010.

99.2	Quarterly financial supplement dated as of September 30, 2010.